As filed with the Securities and Exchange Commission on January 10, 2020

Registration No. 333-224178

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

to

Form S-1 Registration Statement No. 333-224178

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CAROLINA TRUST BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

North Carolina	6022	81-2019652
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

901 East Main Street

Lincolnton, North Carolina 28092

(704) 735-1104

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jerold L. Rexroad

President and Chief Executive Officer

Carolina Financial Corporation

288 Meeting Street

Charleston, South Carolina 29401

(843) 723-7700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to the registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 2 relates to the Registration Statement on Form S-1 (File No. 333-224178) originally filed by Carolina Trust BancShares, Inc., a North Carolina corporation (the “Registrant”) with the U.S. Securities and Exchange Commission on April 6, 2018, as amended (the “Registration Statement”), relating to the registration of up to 2,200,000 shares of the Registrant’s common stock, $2.50 par value per share.

On December 31, 2019, pursuant to the Agreement and Plan of Merger and Reorganization, dated as of July 15, 2019, by and between the Registrant and Carolina Financial Corporation, a Delaware corporation (“Carolina Financial”), the Registrant merged with and into Carolina Financial (the “Merger”), with Carolina Financial continuing as the surviving corporation, and as successor in interest to the Registrant.

As a result of the Merger, the Registrant terminates any and all offerings of its securities pursuant to the Registration Statement and deregisters any and all securities registered but unsold under the Registration Statement, if any, in accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charleston, State of South Carolina, on January 10, 2020. No other person is required to sign this Post-Effective Amendment No. 2 to the Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.

Carolina Financial Corporation, a Delaware corporation As successor by merger to Carolina Trust BancShares, Inc., a North Carolina corporation

By:	/s/ William A. Gehman, III
	Name:	William A. Gehman, III
	Title:	Executive Vice President and Chief Financial Officer